EXHIBIT 10.13
                                   FS2 Limited
                                  Carlton Tower
                               34 St Pauls Street
                                      Leeds
                                     LS1 2QB
                                 United Kingdom


David J Bolton
7 Bourne Banks
20 Branksome Wood Road
Bournemouth
Dorset
BH4 9JX


Dear David Bolton

Re:  Engagement as Finance Director

I refer to our recent discussions in connection with the proposal of FS2 Limited ("the Company") to appoint you as Finance Director.

This letter of engagement is intended to confirm the duties and obligations to be entered into by you and the Company in connection with your position as Finance Director which can be highlighted under the following headings:

1. The term of commencement of your position as Finance Director was 6 February 2002.

2. You will required to work such hours as may be required of you to fulfil your duties as Finance Director of the Company.

3. You will be required to work both in your country of residence as well as elsewhere as may be necessary for the fulfilment of your duties.

4. Your roles and responsibilities are to serve on the Board of Directors of the Company and to participate in the formulation and execution of Company policies and objectives towards the successful development and launch of the Company's business activities as described in the business plan, in addition to other responsibilities as may from time to time be vested in, or assigned or delegated to you by the Board of Directors of the Company.

5. Your engagement commenced on 6 February 2002 ("the Commencement Date") and will continue until determined by not less than three months notice to be provided by either the Company or you in writing to confirm termination of your engagement as a Finance Director.

6. During the term of your engagement you will be paid at a rate and at such times as may be agreed by the Board of Directors of the Company from time to time.

7. You will be entitled to be reimbursed all reasonable expenses incurred by you in connection with the performance of your duties on behalf of the Company upon the provision of appropriate receipts to the Company and in accordance with the Expense Policies of the Company as published and amended from time to time.

8.1 Given the nature of the work undertaken by the Company from time to time and the involvement which you have had and will continue to be given in all aspects of the business of the Company, you will have access to information, much of which may be confidential and the disclosure of which could be extremely damaging to the business of the Company. In this letter of engagement, "Confidential Information" means:-

     8.1.1 information relating to the businesses, finances, dealings, transactions and affairs of the Company for the time being confidential to the Company;

     8.1.2 trade secrets (including, without limitation, price and cost information, discount structures, sales statistics, business plans and programs, business opportunities, expansion plans, marketing surveys, research and development projects, formulae, inventions, patent applications and registrations, designs, discoveries, know-how, methods, processes, techniques, other technical data, business forms and operating procedures, policies and practices) relating to the business of the Company and which is for the time being confidential to the Company;

     8.1.3 the names, addresses and contact details of customers or potential customers clients or potential clients or suppliers or potential suppliers of the Company (whether or not recorded in writing or on computer disk or tape);

     8.1.4 analyses made, or views taken, by the Company in respect of the businesses, finances, dealings, transactions and affairs of the Company, any customer or potential customer client or potential client or any supplier or potential supplier of the Company or any other third party; and

     8.1.5 information in respect of which the Company is bound by an obligation of confidentiality to a third party.

     In order to protect the confidentiality of such information, and without prejudice to every other duty which you have to keep secret all information given to you or gained in confidence, you agree as provided in this Clause 8.

8.2 You shall not, except in the proper performance of your duties under this letter of engagement, either during the engagement or at any time after the termination of the engagement (howsoever caused), without the prior written consent of the Board of Directors of the Company, use for your own benefit or for the benefit of any other person, company or other undertaking (other than the Company) or, except as required by law, a court or tribunal of competent jurisdiction or any applicable regulatory or statutory authority or body, directly or indirectly divulge or disclose to any person (other than any person employed by the Company (including, for the avoidance of doubt, any professional or other adviser appointed by the Company) whose province it is to know the same) any Confidential Information which may come to your knowledge during the engagement or previously or otherwise.

8.3 During the engagement, you shall use your best endeavours to prevent the publication, divulgence or disclosure by third parties of any Confidential Information.

8.4 The restrictions contained in this Clause 8 shall cease to apply to any Confidential Information which may (otherwise than through your default) become available to, or within the knowledge of, the public generally.

9.1 You shall forthwith communicate to the Company in confidence all Intellectual Property that relates to the affairs of the Company and the services so offered which you may make or originate, either solely or jointly with another or others, during the engagement. For the purpose of this Clause 9, "Intellectual Property" means (whether capable of being patented, registered or not):-

     9.1.1 every invention, discovery, design, trade mark, secret process or improvement;

     9.1.2     every work in which copyright may exist; and

     9.1.3 moral rights (as defined by sections 77 and 80 of the Copyright, Designs and Patents Act 1988).

9.2 In the case of such Intellectual Property as is made or originated wholly or substantially in the course of your normal duties or in the course of duties specifically assigned to you during the engagement by the Company and which affect or relate to the affairs of the Company, or are capable of being used or adopted for use in connection therewith, ("Relevant Intellectual Property") sub-Clauses 9.3 to 9.6 (inclusive) shall apply.

9.3 All Relevant Intellectual Property (or, in the case of Relevant Intellectual Property made or originated by you jointly with another or others, to the full extent of your interest therein so far as the law allows) shall be and become the exclusive property of the Company and shall not be disclosed to any other person, company or other undertaking without the prior written consent of the Company. Without prejudice to the foregoing, you, by your execution of this letter of engagement, assign to the Company in relation to any Relevant Intellectual Property all of your proprietary rights (if any) in respect of all Relevant Intellectual Property for the full term thereof throughout the world.

9.4 You shall, if and when required by the Company (whether during or after the termination of the engagement) and at the expense of the Company (or its nominees):-

     9.4.1 give and supply all such information, data, documentation and other material whether in hard copy or electronic form as may be required to enable the Company (or its nominees) to exploit all Relevant Intellectual Property to the best advantage; and

     9.4.2 do, and combine with others in doing, all acts and sign and execute all applications and other documents (including powers of attorney in favour of nominees of the Company) necessary or incidental to obtaining, maintaining or extending patent or other forms of protection for such Relevant Intellectual Property in the United Kingdom and in any other part of the world or for transferring to or vesting in the Company or its nominees your entire right, title and interest to and in Relevant Intellectual Property or to and in any application, patent or other form of protection or copyright (as the case may be), including the right to file applications in the name of the Company or its nominees for patent or other forms of protection or for registration of copyright in any country claiming priority from the date of filing of any application or other date from which priority may run in any other country.

9.5 The provisions of this Clause 9 shall not entitle you to any compensation except that, in the case of any invention on which a British patent has been granted or assigned to the Company and the Company has derived outstanding benefit from such patent, you may be entitled, by virtue of section 40 of the Patents Act 1977, to claim additional compensation. The provisions of this Clause 9 shall not restrict your rights under sections 39 to 43 (inclusive) of the Patents Act 1977. You, by your execution of this letter of engagement, waive all moral rights conferred by Part I of Chapter IV of the Copyright, Designs and Patents Act 1988 in respect of all Relevant Intellectual Property.

9.6 For the avoidance of doubt, the provisions of this Clause 9 shall remain in full force and effect notwithstanding that after you have made or originated any Relevant Intellectual Property the engagement may have ceased or been terminated for any reason whatsoever with the intention that the same shall bind your heirs and assignees.

10. Your position may be terminated forthwith and on a summary basis in the event that:

     10.1 In the reasonable opinion of the Board of Directors of the Company you have neglected or failed to carry out or refused to attend to or committed any serious or wilful breach or non-observance of your duties under the terms of this letter of engagement;

     10.2 You repeat or continue to breach any of your duties or obligations under this letter of engagement after you have received a written warning from the Company regarding such breach or non-observance;

     10.3 In the reasonable opinion of the Board of Directors of the Company you have been guilty of persistently poor performance in relation to your obligations and duties;

     10.4 You have been guilty of any conduct which in the reasonable opinion of the Board of Directors of the Company has brought or could bring you or the Company into disrepute or has prejudiced or could prejudice the position of the Company;

     10.5 You have been convicted of any criminal offence except for a minor road traffic offence;

     10.6 You commit an act of dishonesty or breach of fiduciary duty whether relating to the Company of otherwise involving personal profit;

     10.7 You become of unsound mind or a patient for the purpose of any statute relating to mental health or otherwise;

     10.8 You become insolvent or apparently insolvent or compound or enter into any arrangement with your creditors;

     10.9 You are prohibited by law from being a director of the Company.

11. This letter of engagement shall be governed by and construed in accordance with the laws of England.


Yours sincerely


/s/ GRAEME PEARCE
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GRAEME PEARCE
CHAIRMAN AND CEO

Appointment acknowledged and accepted


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